Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

16-09

Contacts:	Derrick Jensen, CFO	Media—Deborah Buks and Molly LeCronier
	Kip Rupp, CFA—Investors	Ward
	Quanta Services, Inc.	713-869-0707
713-629-7600

QUANTA SERVICES REPORTS 2016 FIRST QUARTER RESULTS

On Track to Achieve Full Year Outlook

Diluted EPS from Continuing Operations of $0.13

Non-GAAP Adjusted Diluted EPS from Continuing Operations of $0.23

Backlog Increases to Record $10.1 Billion

HOUSTON – May 5, 2016—Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended March 31, 2016. Revenues in the first quarter of 2016 were $1.71 billion compared to revenues of $1.86 billion in the first quarter of 2015. Net income from continuing operations attributable to common stock was $20.5 million, or $0.13 per diluted share, in the first quarter of 2016 compared to net income from continuing operations attributable to common stock of $47.7 million, or $0.22 per diluted share, in the first quarter of 2015. Included in Quanta’s operating results for the three months ended March 31, 2016 is a net loss of approximately $21.3 million (or $0.08 per diluted share) that resulted from continued engineering and production issues on a power plant construction project in Alaska. Net income attributable to common stock was $20.5 million, or $0.13 per diluted share, in the first quarter of 2016. This compares to net income attributable to common stock in the first quarter of 2015 of $53.5 million, or $0.25 per diluted share.

“Quanta’s first quarter results were led by solid execution in our core transmission and distribution operations, and we are on track to achieve our full year outlook. We also ended the quarter with record backlog, which exceeded $10 billion for the first time in our company’s history,” said Duke Austin, president and chief executive officer of Quanta Services. “Quanta’s strong balance sheet and ability to deliver unique solutions provide opportunities for us to capture new work while enhancing our core business. With our scope and scale, industry-leading safety record and the largest specialized workforce in our industry, we remain well positioned in the markets we serve and believe our customer’s capital programs continue to provide opportunities for additional project awards.”

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Quanta’s results for the three months ended March 31, 2016 include severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the oil and gas infrastructure services segment, which total approximately $6.4 million ($4.1 million net of tax, or $0.03 per diluted share). Quanta has eliminated these costs, net of tax, in the calculation of adjusted diluted earnings per share. Adjusted diluted earnings per share from continuing operations attributable to common stock (a non-GAAP measure) was $0.23 for the first quarter of 2016 compared to $0.28 for the first quarter of 2015.

The adjusted diluted earnings per share measures used in this earnings release are calculated as GAAP diluted earnings per share before acquisition and integration costs, amortization of intangible assets, non-cash compensation expense, and certain other items that affect comparability of results between periods. See the attached table for a reconciliation of adjusted diluted earnings per share (a non-GAAP measure) to GAAP diluted earnings per share.

Quanta completed three acquisitions during the first three months of 2016. Therefore, the first quarter of 2016 results include these acquisitions from the respective acquisition dates and are compared to the pre-acquisition historical results of Quanta for the first quarter of 2015.

RECENT HIGHLIGHTS

•	Booked More Than $800 Million of New Large Pipeline Projects—In the first quarter of 2016, Quanta signed contracts for several large pipeline projects with an aggregate contract value of more than $800 million, which is anticipated to be realized this year and next. These projects consist of pipeline infrastructure needed to transport natural gas from production regions to load centers and natural gas power plants in North America and the construction of a pipeline in Australia.

•	Completed $750 Million Accelerated Stock Repurchase Arrangement—In April, Quanta completed the company’s previously announced accelerated stock repurchase arrangement (the “ASR Arrangement”) with JPMorgan Chase Bank N.A. to repurchase $750 million of Quanta common stock. In total, Quanta retired 35.1 million shares at a price of $21.36 per share under the ASR Arrangement.

•	Appointed New Non-Employee Directors—In March, Quanta announced the appointment of Doyle Beneby and David McClanahan to the company’s board of directors. Mr. Beneby and Mr. McClanahan bring vast experience from the electric and gas utility and renewable energy industries.

•	Appointed Duke Austin as President, Chief Executive Officer and Director—In March, the board of directors named Duke Austin to succeed Jim O’Neil as president and chief executive officer of the company. Mr. Austin brings more than two decades of industry experience to the position and had served as Quanta’s chief operating officer since January 2013. Mr. Austin was also appointed to Quanta’s board of directors to fill the vacancy created upon Mr. O’Neil’s departure.

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OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, project timing and other factors have impacted the company’s historical results, and may impact Quanta’s financial results in the future. Therefore, Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to properly align these uncertainties with the backlog the company is executing on and the opportunities expected to materialize during 2016. The following forward-looking statements are based on current expectations, and actual results may differ materially.

Quanta expects revenues for the full year 2016 to range between $7.5 billion and $8.0 billion and diluted earnings per share from continuing operations to be $1.30 to $1.50. Quanta expects adjusted diluted earnings per share from continuing operations (a non-GAAP measure) for the full year 2016 to be $1.61 to $1.81. Consistent with the calculation of our previous earnings per share outlook, these estimates reflect the retirement of approximately 9.4 million shares delivered in April 2016 upon settlement of the ASR Arrangement. Amortization of intangibles and non-cash stock-based compensation expense are forecasted to be approximately $30.7 million and $42.5 million for the full year of 2016.

NON-GAAP FINANCIAL MEASURES

The non-GAAP measures in this press release and on Quanta’s website are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP. Reconciliations of other GAAP to non-GAAP measures not included in the table attached to this press release can be found on the company’s website at www.quantaservices.com in the “Investors & Media” section.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for May 5, 2016 at 9:00 a.m. Eastern Time. To participate in the call, dial 1-785-830-7977 at least 10 minutes before the conference call begins and provide the conference call ID 3631450 or ask for the Quanta Services First Quarter 2016 Earnings Conference Call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.quantaservices.com. To listen to the call live on the Internet, please visit the Quanta Services website at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live event, an archive will be available shortly after the call on the company’s website. For more information, please contact Kip Rupp, Vice President—Investor Relations at Quanta Services, by calling 713-341-7260 or emailing investors@quantaservices.com.

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GET THE QUANTA SERVICES IR APP AND FOLLOW QUANTA ON SOCIAL MEDIA

The Quanta investor relations app for iPhone, iPad and Android mobile devices is available for free at Apple’s App Store for the iPhone and iPad and at Google Play for Android mobile devices. The Quanta investor relations app allows users to navigate the company’s investor relations materials including the latest press releases, SEC filings, presentations, videos, audio cast conference calls and stock price information. Sharing functionality via email, Twitter and Facebook is available, as well as the ability for investors to be notified when new information is posted to Quanta’s IR app.

Additionally, investors and others should note that while we announce material financial information and make other public disclosures of information regarding Quanta through SEC filings, press releases and public conference calls, we also utilize social media to communicate this information. It is possible that the information we post on social media could be deemed material. Accordingly, we encourage investors, the media and others interested in our company to follow Quanta, and review the information we post, on the social media channels listed on our website in the Investors & Media section.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and oil and gas industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy infrastructure. With operations throughout the United States, Canada and Australia and in select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, earnings per share, margins, capital expenditures, and other projections of operating or financial results; expectations regarding the business outlook, growth or opportunities in particular markets; future capital allocation initiatives, including the amount, timing, availability, and strategy with respect to any future stock repurchases; the ability to deliver increased value and return capital to shareholders; the strategic use of Quanta’s balance sheet; the expected value of contracts or intended contracts with customers; the scope, services, term and results of any projects awarded or expected to be awarded for services to be provided by Quanta; the anticipated commencement and completion dates for any projects awarded; the development of oil and natural gas mainline pipe projects and their impact on Quanta’s business or the demand for Quanta’s services; the level of oil, natural gas and natural gas liquids prices and their impact on Quanta’s business or demand for Quanta’s services; the impact of renewable energy initiatives, including mandated state renewable portfolio standards, the economic stimulus package and other existing or potential energy legislation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the potential benefits from acquisitions; the expected outcome of pending and threatened litigation; the business plans or financial condition of Quanta’s customers; Quanta’s plans and strategies; and the current economic and regulatory conditions and trends in the industries Quanta serves, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by known and unknown risks and uncertainties that are difficult to predict or beyond Quanta’s control, including, among others, market conditions; the effects of industry, economic or political conditions outside of the control of Quanta; quarterly variations in operating results; adverse economic and financial conditions, including weakness in the capital markets; trends and growth opportunities in relevant markets; delays, reductions in scope or cancellations of anticipated, pending or existing projects, including as a result of weather, regulatory or environmental processes, project performance issues, or customers’ capital constraints; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts, including the ability to obtain awards of projects on which Quanta bids or is otherwise discussing with customers; the ability to attract skilled labor and retain key personnel and qualified employees; potential shortage of skilled employees; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; estimates relating to the use of percentage-of-completion accounting; adverse impacts from weather; the ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; potential failure of renewable energy initiatives, the economic stimulus package or other existing or potential legislative actions to result in increased demand for Quanta’s services; liabilities associated with multiemployer pension plans, including underfunding of liabilities and termination or withdrawal liabilities; the possibility of further increases in the liability associated with Quanta’s withdrawal from a multiemployer pension plan; liabilities for claims that are self-insured or not insured; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against Quanta; the outcome of pending or threatened litigation; risks relating to the potential unavailability or cancellation of third party insurance, the exclusion of coverage for certain losses, and potential increases in premiums for coverage deemed beneficial to Quanta; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures exposes Quanta to liability and/or harm to its reputation for acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the effect of natural gas, natural gas liquids and oil prices on Quanta’s operations and growth opportunities and on Quanta’s customers’ capital programs and the resulting impact on demand for Quanta’s services; the future development of natural resources in shale formations; the inability of customers to pay for services; the failure to recover on payment claims against project owners or to obtain adequate compensation for customer-requested change orders; the failure of Quanta’s customers to comply with regulatory requirements applicable to their projects, including those related to awards of stimulus funds, which may result in project delays and cancellations; budgetary or other constraints that may reduce or eliminate tax incentives for or government funding of projects, including stimulus projects, which may result in project delays or cancellations; estimates and assumptions in determining financial results and backlog; the ability to realize backlog; risks associated with operating in international markets, including instability of foreign governments, currency fluctuations, tax and investment strategies and compliance with the laws of foreign jurisdictions as well as the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws; the ability to successfully identify, complete, integrate and realize synergies from acquisitions; the potential adverse impact resulting from uncertainty surrounding acquisitions, including the ability to retain key personnel from the acquired businesses and the potential increase in risks already existing in Quanta’s operations; the adverse impact of impairments of goodwill, receivables, property and equipment and other intangible assets or investments; growth outpacing Quanta’s decentralized management and infrastructure; requirements relating to governmental regulation and changes thereto; inability to enforce Quanta’s intellectual property rights or the obsolescence of such rights; risks related to the implementation of an information technology solution; the impact of a unionized workforce on operations, including labor stoppages or interruptions due to strikes or lockouts; potential liabilities relating to occupational health and safety matters; Quanta’s dependence on suppliers, subcontractors and equipment manufacturers; beliefs and assumptions about the collectability of receivables; the cost of borrowing, availability of credit and cash, fluctuations in the price and volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations and other factors affecting financing and investing activities; the ability to access sufficient funding to finance desired growth and operations; the ability to obtain performance bonds; potential exposure to environmental liabilities; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; rapid technological and structural changes that could reduce the demand for Quanta’s services; the impact of increased healthcare costs arising from healthcare reform legislation; the impact of regulatory changes on labor costs; the impact of significant fluctuations in foreign currency exchange rates; the business, accounting or other effects from the sale of Quanta’s fiber optic licensing operations; the potential for claims or damages associated with the sale of Quanta’s fiber optic licensing operations, including as a result of indemnity claims; and other risks and uncertainties detailed in Quanta’s Annual Reports on Form 10-K for the year ended Dec. 31, 2015 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2016 and 2015 (In thousands, except per share information) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues	$1,713,737	$1,861,386
Cost of services (including depreciation)	1,510,424	1,623,480

Gross profit	203,313	237,906
Selling, general and administrative expenses	158,524	145,463
Amortization of intangible assets	7,495	8,293

Operating income	37,294	84,150
Interest expense	(3,589)	(1,400)
Interest income	516	453
Equity in losses of unconsolidated affiliates	(181)	—
Other income (expense), net	262	(212)

Income from continuing operations before income taxes	34,302	82,991
Provision for income taxes	13,443	30,601

Net income from continuing operations	20,859	52,390
Net income from discontinued operations	—	5,795

Net income	20,859	58,185
Less: Net income attributable to non-controlling interests	363	4,701

Net income attributable to common stock	$20,496	$53,484

Amounts attributable to common stock:
Net income from continuing operations	$20,496	$47,689
Net income from discontinued operations	—	5,795

Net income attributable to common stock	$20,496	$53,484

Earnings per share attributable to common stock—basic and diluted:
Continuing operations	$0.13	$0.22
Discontinued operations	—	0.03

Net income attributable to common stock	$0.13	$0.25

Weighted average shares used in computing earnings per share:
Basic	162,803	215,473

Diluted	162,806	215,490

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$155,315	$128,771
Accounts receivable, net	1,493,255	1,621,133
Costs and estimated earnings in excess of billings on uncompleted contracts	383,218	317,745
Inventories	72,643	75,285
Prepaid expenses and other current assets	143,943	134,585

Total current assets	2,248,374	2,277,519
PROPERTY AND EQUIPMENT, net	1,153,884	1,101,959
OTHER ASSETS, net	86,558	76,333
OTHER INTANGIBLE ASSETS, net	211,303	205,074
GOODWILL	1,595,400	1,552,658

Total assets	$5,295,519	$5,213,543

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term borrowings	$4,154	$7,067
Accounts payable and accrued expenses	791,214	782,134
Billings in excess of costs and estimated earnings on uncompleted contracts	437,455	399,230
Current liabilities of discontinued operations	3,088	15,313

Total current liabilities	1,235,911	1,203,744
LONG-TERM DEBT AND NOTES PAYABLE, net of current maturities	404,058	475,364
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	482,321	446,620

Total liabilities	2,122,290	2,125,728

TOTAL STOCKHOLDERS’ EQUITY	3,170,545	3,085,494
NON-CONTROLLING INTERESTS	2,684	2,321

TOTAL EQUITY	3,173,229	3,087,815

Total liabilities and equity	$5,295,519	$5,213,543

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three Months Ended March 31, 2016 and 2015 (Unaudited)

Segment Results

Quanta reports its results under two reportable segments: (1) Electric Power Infrastructure Services and (2) Oil and Gas Infrastructure Services, as set forth below (in thousands, except percentages).

	Three Months Ended March 31,
	2016		2015
Revenues:
Electric Power Infrastructure Services	$1,187,002	69.3%	$1,240,292	66.6%
Oil and Gas Infrastructure Services	526,735	30.7	621,094	33.4

Consolidated revenues	$1,713,737	100.0%	$1,861,386	100.0%

Operating income (loss):
Electric Power Infrastructure Services (a)	$87,324	7.4%	$108,992	8.8%
Oil and Gas Infrastructure Services	5,841	1.1	24,147	3.9
Corporate and Non-Allocated Costs	(55,871)	N/A	(48,989)	N/A

Consolidated operating income	$37,294	2.2%	$84,150	4.5%

(a)	Included in operating income for the Electric Power Infrastructure Services segment for the three months ended March 31, 2016 is the impact of $21.3 million of project losses related to a power plant construction project in Alaska.

Backlog

Backlog is not a term recognized under United States generally accepted accounting principles (GAAP); however, it is a common measurement used in the industry. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies. Quanta’s backlog represents the amount of consolidated revenue that it expects to realize from future work under construction contracts, long-term maintenance contracts and master service agreements. These estimates include revenues from the remaining portion of firm orders not yet completed and on which work has not yet begun, as well as revenues from change orders, renewal options, and funded and unfunded portions of government contracts to the extent that they are reasonably expected to occur. For purposes of calculating backlog, Quanta includes 100% of estimated revenues attributable to consolidated joint ventures and variable interest entities. The following table presents Quanta’s total backlog by reportable segment as of March 31, 2016, December 31, 2015 and March 31, 2015, along with an estimate of the backlog amounts expected to be realized within 12 months of each balance sheet date (in millions):

	Backlog as of
	March 31, 2016		December 31, 2015		March 31, 2015
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Services	$3,260.2	$6,401.0	$3,307.9	$6,312.9	$3,232.5	$6,442.1
Oil and Gas Infrastructure Services	2,485.4	3,682.2	1,900.8	3,074.0	1,862.7	2,679.4

Total	$5,745.6	$10,083.2	$5,208.7	$9,386.9	$5,095.2	$9,121.5

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures For the Three Months Ended March 31, 2016 and 2015 (In thousands, except per share information) (Unaudited)

The non-GAAP measure of adjusted diluted earnings per share from continuing operations is provided to enable investors to evaluate performance excluding the effects of items that management believes impact the comparability of operating results between periods. As to certain of the items below, (i) amortization of intangible assets is impacted by Quanta’s acquisition activity, which can cause these amounts to vary from period to period; (ii) non-cash stock-based compensation expense may vary due to acquisition activity, factors influencing the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted during the period; (iii) acquisition and integration costs vary period to period depending on the level of Quanta’s acquisition activity ongoing during the period; and (iv) severance costs related to the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within Quanta’s Oil and Gas Infrastructure segment are not regularly occurring items.

	Three Months Ended
	March 31,
	2016	2015
Adjusted diluted earnings per share from continuing operations:
Net income from continuing operations attributable to common stock (GAAP as reported)	$20,496	$47,689
Adjustments, net of income taxes:
Severance and restructuring charges (a)	4,129	—
Acquisition and integration costs	862	1,232

Adjusted net income from continuing operations attributable to common stock before certain non-cash adjustments	25,487	48,921
Non-cash stock-based compensation, net of income taxes	7,326	5,777
Amortization of intangible assets, net of income taxes	4,934	5,606

Adjusted net income from continuing operations attributable to common stock for adjusted diluted earnings per share from continuing operations	$37,747	$60,304

Calculation of weighted average shares for adjusted diluted earnings per share from continuing operations:
Weighted average shares outstanding for basic earnings per share	162,803	215,473
Effect of dilutive stock options	3	17

Weighted average shares outstanding for adjusted diluted earnings per share	162,806	215,490

Adjusted diluted earnings per share from continuing operations	$0.23	$0.28

(a)	The amount for the three months ended March 31, 2016 reflects the elimination of $6.4 million ($4.1 million net of tax, or $0.03 per diluted share) of severance costs associated with the departure of Quanta’s former president and chief executive officer and severance and restructuring costs associated with certain operations primarily within the Oil and Gas Infrastructure Services segment.

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